Exhibit 10.1

FRAMEWORK AGREEMENT FOR THE EXCHANGE
OF CORPORATE SERVICE

This agreement is executed in the City of Buenos Aires, on June 30, 2004, by and between:

(i)  Cresud Sociedad Anónima (“Cresud”), represented herein by Eduardo Sergio ELSZTAIN and Saúl ZANG, in their capacity as attorneys-in-fact, domiciled at Moreno 877, Piso 23, City of Buenos Aires;

(ii)  IRSA Inversiones y Representaciones Sociedad Anónima (“Irsa”), represented herein by Oscar Pedro BERGOTTO and Gastón Armando LERNOUD, in their capacity as attorneys-in-fact, domiciled at Moreno 877 Piso 21, City of Buenos Aires; and

(iii)  Alto Palermo S.A. (“APSA”), represented herein by Alejandro Gustavo ELSZTAIN and David Alberto PEREDNIK, in their capacity as attorneys-in-fact, domiciled at Moreno 877 Piso 22, City of Buenos Aires; and

RECITALS

a.                   Whereas, Cresud, Irsa, and APSA (the “Parties”) have operating areas and structures with certain features in common;

b.                   Whereas, Cresud has a significant shareholding in Irsa, and Irsa is APSA’s controlling shareholder;

c.                    Whereas, the Parties wish to implement alternatives that will allow them to cut down certain fixed costs associated to their activities (the “Project”), so as to reduce their impact on operating results, drawing on the individual efficiencies of each of the parties in the different areas that make up the operating management;

d.                   Whereas, the Parties have performed some experiences of partial operating integration, which have proven the feasibility of the Project’s implementation;

e.                    Whereas, the Parties have retained the service of an independent third party (Deloitte Argentina) to carry out a study on the definition of settlement guidelines and distribution bases for the Project’s implementation;

f.                     Whereas, at the Parties’ request, Deloitte Argentina has prepared a report (the “Report”) dated June 12 this year containing the recommendations, which have been considered by the Parties for the implementation of the Project;

g.                    Whereas, the parties have management bodies partially consisting of the same individuals, which facilitates decision-making centralization and management supervision in a coordinated manner;

h.                   Whereas, the Parties agree that the Project does not abide by the provisions contained in Section 73 of Executive Order 677/01;

i.                       Whereas, the Parties wish to set up a framework setting forth the economic and administrative guidelines and characteristics required for the implementation of the Project, as well as for the gradual expansion of those areas which have already undergone prior experiences of partial operating integration; and

j.                  Whereas, the Parties’ Boards of Directors have approved the foregoing Framework Agreement for the Exchange of Corporate Services (the “Agreement”) on June 28, 2004.

NOW THEREFORE, the Parties agree to execute this Agreement subject to the following terms and conditions:

1. Premises for the Project’s Implementation

The implementation of the Project and the execution of all activities involved in the Project shall be carried out based on the following premises (the “Premises”):

a.                   The Parties shall maintain full independence regarding their strategic and business decisions, without prejudice to the existence of the Project.

b.                   Cost and benefit allocation shall be based on operating efficiency and equity, without either Party pursuing any individual economic benefit whatsoever.

c.                    The Parties shall preserve their individual accounting systems and records, including strict separation of their assets and liabilities.

d.               The implementation of the Project shall not hinder identification of the business transactions or services involved, nor shall it harm the effectiveness of internal control systems or internal and external audits of the Parties, nor shall it affect the possibility of reflecting the transactions related to the Agreement pursuant to Technical Resolution 21 of the FACPCE [Argentine Federation of Professional Accountants Associations].

2.    Purpose

Based on the Premises, the Parties agree to move forward on the implementation of the Project, by exchanging services in those areas listed and described in Annex I.

The Parties shall carry out the operational integration of the areas referenced (the “Areas”) considering the Premises and the opinion of the Individual Responsible Parties (as defined in Section 3 of the Agreement) and the General Coordinator (as defined in Section 4 of the Agreement) through the Exchange of Corporate Services (as defined in Section 5 of the Agreement).

3.    Individual Responsible Parties

Without prejudice to the non-transferable legal liability attributable to each Board of Directors of the Parties, and for the purposes of facilitating the achievement of the goals pursued by the Parties, they hereby appoint the following individuals as Individual Responsible Parties:

Cresud appoints Clarisa Diana Lifsic de Estol;

IRSA appoints Gabriel Adolfo Gregorio Reznik; and

APSA appoints Abraham Perelman.

The Individual Responsible Parties shall be members of the Parties’ Audit Committees.

The main duties of the Individual Responsible Parties shall consist of:

a.                        monitoring the Project’s implementation in accordance with the Premises;

b.                        reviewing the billing report on a monthly basis to analyze it and check it against the provisions of the Agreement, and —in the event of discrepancies or deviations — preparing a report to submit for the consideration of the General Coordinator, and in turn, by the Parties’ Boards of Directors; and

c.                         assessing, on a permanent basis the, results derived from the Project’s implementation and proposing to the General Coordinator changes in the event of a conflict with the Premises or, if appropriate, the possibility of establishing cost or benefit allocation mechanisms or criteria more consistent with the Premises.

Any of the Parties may substitute the Individual Responsible Party appointed under this Agreement, effective immediately upon its decision, and with no need to obtain consent from the other Parties.

4. General Coordinator

For the purpose of facilitating the Project’s implementation, and centralizing the flow of information to the Parties’ management bodies, the Parties appoint Alejandro G. Elsztain Project’s General Coordinator, without prejudice to the non-transferable legal liability attributable to each Board of Directors of the Parties

The main duties of the General Coordinator shall consist of:

a.                        reporting the progress and results of the Project’s implementation, as often as necessary, to the Boards of Directors of the Parties;

b.                        receiving the billing report to analyze it and check it against the provisions of the Agreement;

c.                         receiving and reviewing any discrepancy or deviation reports from Individual Responsible Parties;

d.                        verifying that the Project’s implementation is consistent with the Premises, and proposing to the Board of Directors of the Parties the changes he/she deems convenient.

Any two Parties may request the other Party, and the latter shall be forced, to consent to the replacement of the appointed General Coordinator as set forth in the Agreement. The new appointment shall be consented by the Parties.

5.    Exchange of Operating Services

In accordance with the Recitals, Premises and purposes of the Agreement, the Parties shall perform an Exchange of Operating Services.

For the purposes of this Agreement, the Exchange of Operating Services (the “Exchange”) shall be understood as the provision of services for money involving any of the Areas, carried out by one or more of the Parties for the benefit of another Party or other Parties, primarily billed and payable by means of a compensation in the form of a provision of services from any Area, and secondarily, if there were a difference between the value of the services rendered, in money.

The Exchange shall be performed strictly based on the incurred cost without profit or mark-up, and it shall be responsibility of the Individual Responsible Parties and the General Coordinator to verify such circumstance.

Any payment derived from such Exchange shall be made monthly in arrears, within 5 days after the first business day of the applicable month, by check or wire transfer.

The Exchange for the benefit of subsidiaries of any of the Parties shall be considered as carried out for the benefit of the controlling Party, who shall conduct the necessary arrangements with its subsidiary to recover any amount spent under the Agreement. To this effect, none of the Parties shall be considered a subsidiary of any of the other Parties.

Considering the Report, the Premises and the purpose that the Exchange is to equally reflect the actual use of resources and structures by each of the Parties, Annex II includes the service cost allocation bases or criteria for each Area.

The allocation bases or criteria shall be reviewed, and if necessary, amended, in January and July each year, or at any time if a significant deviation from the operating efficiency and equity criteria stated in the Premises were found or if such amendment were deemed convenient.

6.    Term and Termination of the Agreement

The term of the Agreement shall be 24 months, and it may be renewed for the same term except in the case of notified termination by any of the Parties at least 60 days before the applicable expiration date. The notified termination by any of the Parties shall constitute the complete termination of the Agreement.

The following shall also constitute grounds for termination of the Agreement:

a.                       change of control concerning any of the Parties;

b.                       any significant modification of the facts serving as grounds for the Project; and

c.                        the decision at any time of any two of the Parties.

7. Miscellaneous

a.    Nothing contained herein shall be deemed to confer any rights or benefits whatsoever in favor of any third party other than the Parties hereto, including the Parties’ creditors.

b.    This Agreement constitutes the entire and final agreement between the parties and supersedes any prior understanding (written or oral) in connection with the issues regulated under this Agreement, without prejudice to the validity and enforceability of any material or judicial act performed by the Parties in connection with the subject matter of the Agreement.

c.     The Parties shall consider the Agreement as intuitu personae, thus, they shall not assign any of the rights or obligations derived from the Agreement.

d.    All copies of the Agreement, signed by the Parties, shall be deemed original documents for all purposes.

e.     The headings of this Agreement are inserted for the purpose of organizing the contents of the Agreement and are not intended to affect the meaning or interpretation of this Agreement.

f.      No amendment to this Agreement shall be valid unless it is made in writing and signed by the Parties, upon prior approval of the Board of Directors of the Parties. Any waiver by one of the Parties regarding the duties or commitments of any other Party shall apply exclusively in connection with that specific duty or commitment, and shall not be extended, nor shall it constitute a precedent binding the Party or Parties to a similar behavior in connection with other obligations or commitments.

g.     If any term or provision of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the Agreement.

h.    All the terms specified in the Agreement shall be calculated based on calendar days. If any expiration operates on a non-business day it shall be extended to the first following business day.

i.        The Agreement shall be governed and construed according to the laws of Argentina, without giving effect to its choice-of-law rules.

j.       Any dispute arising from, or related to, the execution, interpretation or performance of this Agreement shall be negotiated in good faith by the Parties. In the event the Parties fail to resolve the dispute through negotiation, upon request of any of the Parties the dispute shall be resolved by the Arbitration Tribunal of the Buenos Aires Stock Exchange (Tribunal de Arbitraje de la Bolsa de Comercio de Buenos Aires), who shall act in accordance with the rules of arbitration, and whose arbitration award shall be final and non-appealable

k.    The Parties have jointly participated in drafting this Agreement; thus, in case of ambiguity or any other circumstance requiring interpretation of its provisions, no assumption derived from the authorship of the Agreement shall benefit or harm any of the Parties.

l.        Unless otherwise expressly provided for in the Agreement, it shall be understood that: (i) any reference to the singular includes the plural and vice versa; (ii) any reference to the masculine gender includes the feminine gender and vice versa; (iii) any reference to a specific law includes the rules or supplementary legislation passed in connection with the mentioned legislation; and (iv) the term “including” or similar terms constitute an exemplification or list of examples.

m.     Any notice or communication given by the Parties in connection with this Agreement shall be made in writing, to the Individual Responsible Parties and delivered in person with acknowledgment of receipt, by means of electronic mail or by registered letter or by any other effective means enabling the determination of reception date and content of notice or communication. A copy of any notice shall be delivered to the General Coordinator.

n. Notices or communications shall be deemed to have been given on the date of reception thereof by addressee. The Parties constitute their legal domicile, which shall be valid for all notices, at the addresses stated above.

By Cresud	By Irsa	By APSA

Annex I

Description of Corporate Service Exchange Areas

Human Resources

The Human Resources area provides Human Resources Administration and Management services to Parties.

Human Resources administration involves activities such as payroll settlement, personnel administration, charities, benefits and labor relations.

Human Resources management involves personnel recruitment, selection, training, turnover, and related activities.

Finance

The Finance area provides Investors-Capital Markets Relations services and overall finance in connection with financial operations.

Institutional Relations

The Institutional Relations area provides services such as development and control of advertising, diffusion and marketing actions, media relation, article preparation, brochures, and related activities to Parties.

Administration

The Administration area is responsible for supervising all accounting transactions carried out by Parties. It is responsible for the budget and management control of companies, including as main activities, preparation of financial statements, administration of taxes, supervision of payment to providers and collection from customers.

IT

The IT area provides IT structure maintenance, support and update services to Parties.

Support and maintenance at user level, helpdesk, safety and security measures, and related activities.

Infrastructure and communication maintenance, update and support.

Insurance

The Insurance area manages the insurance coverage of Parties’ assets and is in charge of the negotiation, purchase and follow-up of policies, of dealing with losses as regards coverage collection, etc.

Procurement

The Procurement area is responsible for obtaining the good and/or service which best fits the use it shall be given, at the lowest cost and within the delivery term required by user.

Furthermore, it shall provide the necessary means to obtain an adequate financing of purchases by providers.

Paperwork

The Paperwork area provides internal and external documentation remittance and delivery services, procedures, paperwork, etc.

Director Secretaries

It involves appointment of secretaries of Parties’ directors.

Contracts

The Contracts area provides assistance in the preparation, analysis and response of legal documents, agreements, petitions, etc.

Operations

The Operations sector provides surveillance, maintenance and works control / supervision services to the Parties.

Annex II

Cost Allocation Bases

Cost Center	Allocation Method

Human Resources	Number of Files

Finance

Financial Operations	Financial Assets and Liabilities

Relationship with Investors	Net worth and Outstanding Shares

Institutional Relations	Task Distribution

Administration	Payment and Collections

IT	Desktops and Licenses

Insurance	Insured amounts and volume of losses

Procurement	PO number and amount

Paperwork	Amount of paperwork

Director Secretaries	Appointed Companies

Contracts	Task Distribution

Operations

Security	Per hours

Maintenance	Per area

Works	Per hours and area

Management	Per hours and area

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buenos Aires, Argentina.

IRSA Inversiones y Representaciones Sociedad Anónima

By:	/S/ Saúl Zang
Name:	Saúl Zang
Title:	Vice Chairman of the Board of Directors

Dated: October 11, 2004